FOR IMMEDIATE RELEASE

Kingstone Stockholders Approve Company Proposals at Annual Meeting

Kingston, NY — August 7, 2024 – Kingstone Companies, Inc. (Nasdaq: KINS) (the "Company" or "Kingstone"), a Northeast regional property and casualty insurance holding company, announced the results of its annual meeting of stockholders, held today at the Company's headquarters in Kingston, New York. At the meeting:

- The Company's eight directors, Barry B. Goldstein, Meryl S. Golden, Floyd R. Tupper, Timothy P. McFadden, William L. Yankus, Carla A. D'Andre, Manmohan Singh and Thomas Newgarden were elected to a one-year term, to expire at the next annual meeting of stockholders.
- The Company's 2024 Equity Participation Plan was approved.
- The appointment of Marcum LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2024 was ratified.
- The compensation of the Company's named executive officers, as set forth in the proxy statement for the meeting, was approved.

About Kingstone Companies, Inc.

Kingstone is a northeast regional property and casualty insurance holding company whose principal operating subsidiary is Kingstone Insurance Company ("KICO"). KICO is a New York domiciled carrier writing business through retail and wholesale agents and brokers. KICO is actively writing personal lines and commercial auto insurance in New York, and in 2023 was the 15th largest writer of homeowners insurance in New York. KICO is also licensed in New Jersey, Rhode Island, Massachusetts, Connecticut, Pennsylvania, New Hampshire, and Maine.

Investor Relations Contact:
Karin Daly
Vice President
The Equity Group Inc.
kdaly@equityny.com